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                                                                Exhibit (k) (ii)



September 5, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Zenith Flexible Life 2002, issued through New England Variable Life Separate Account (File No. 333-73676).


                                            Very truly yours,

                                            /s/ Anne M. Goggin

                                            Anne M. Goggin
                                            Senior Vice President and
                                            General Counsel